EXHIBIT 99.6

FORM OF NOMINEE HOLDER ELECTION FORM

The undersigned, a bank, broker, trustee, depositary or other nominee of non-transferable subscription rights (the “Rights”) to purchase shares of common stock, par value $0.01 per share (the “Common Stock”), of Integrated Electrical Services, Inc. (the “Company”) pursuant to the rights offering (the “Rights Offering”) described and provided for in the Company’s Prospectus dated [            ], 2014 (the “Prospectus”), hereby certifies to the Company and to American Stock Transfer & Trust Company, LLC, as subscription/escrow agent for the Rights Offering (the “Subscription Agent”), that (1) the undersigned has exercised, on behalf of the beneficial owners thereof (which may include the undersigned), the number of Rights specified below to purchase the number of shares of Common Stock specified below pursuant to the Basic Subscription Rights (as defined in the Prospectus) and, on behalf of beneficial owners of Rights who have subscribed for the purchase of additional shares of Common Stock pursuant to the Over-Subscription Privilege (as defined in the Prospectus), on the terms and subject to the conditions set forth in the Prospectus, the number of shares specified below pursuant to the Over-Subscription Privilege, listing separately below each such exercised Basic Subscription Right and the corresponding Over-Subscription Privilege (without identifying any such beneficial owner by name), and (2) to the extent a beneficial owner has elected to subscribe for shares pursuant to the Over-Subscription Privilege, each such beneficial owner’s Basic Subscription Right has been timely exercised in full.

Number of Rights Held	Number of Rights Exercised	Number of Shares Subscribed for Pursuant to Basic Subscription Rights	Number of Shares Subscribed for Pursuant to the Over- Subscription Privilege
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15.

Provide the following information, if applicable:

DTC Participant Number
Name of Nominee Holder

By:	DTC Subscription Confirmation Numbers
Name:

Title:

Phone Number:	Dated
Fax Number: